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                                  DETACH HERE


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                               SYNC RESEARCH INC.


                      2000 ANNUAL MEETING OF STOCKHOLDERS


   The undersigned stockholder of Sync Research, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement/Prospectus, each dated August __, 2000, and hereby appoints Gregorio Reyes and William K. Guerry or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2000 Annual Meeting of Stockholders of Sync Research, Inc. to be held on August 30 at 10:00 a.m. local time, at the Newport Beach Marriott Suites, 500 Bayview Circle, Newport Beach, California, and at any adjournment or postponement thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side and, in their discretion, upon such other matters that may properly come before the meeting and/or any adjournment(s) or postponements thereof.


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SEE REVERSE                                                          SEE REVERSE
   SIDE            CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE
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/X/ Please mark votes as in this example.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR APPROVAL OF THE ISSUANCE OF SHARES OF THE COMPANY'S COMMON STOCK UNDER THE MERGER AGREEMENT WITH OSICOM TECHNOLOGIES, INC.; (2) FOR APPROVAL OF THE NAME CHANGE; (3) FOR THE ELECTION OF DIRECTORS;
(4) FOR APPROVAL OF THE AMENDMENT TO THE 1995 EMPLOYEE STOCK PURCHASE PLAN;
(5) FOR THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

1.   Proposal to authorize the       For            Against          Abstain
     issuance of the Company's
     common stock under the          / /            / /              / /
     merger agreement with
     Osicom Technologies, Inc.

2.   Proposal to change the          For            Against          Abstain
     Company's name to
     Entrada Networks, Inc.          / /            / /              / /

3.   Election of Directors.

     Nominees:  Gregorio Reyes, William K. Guerry, Charles A. Haggerty,
                William J. Schroeder

              FOR                                        WITHHELD
              ALL         / /                   / /      FROM ALL
            NOMINEES                                     NOMINEES

     / / ____________________________________________________________
         For all nominees except as noted above

4.   Proposal to amend the 1995      For            Against          Abstain
     Employee Stock Purchase
     Plan to increase the            / /            / /              / /
     number of shares reserved
     for issuance under the
     Plan by an additional
     100,000 shares.

5.   Proposal to ratify the          For            Against          Abstain
     appointment of Ernst &
     Young LLP as the Company's      / /            / /              / /
     independent auditors for
     the fiscal year ending
     December 31, 2000.


                               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT / /





                               NOTE: This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.


Signature:_________________ Date:______  Signature:_________________ Date:______